Exhibit 99.1
CONTACT: Linda Diedrich
Orion Energy Systems
(920) 482-1988
Scott Jensen
Chief Financial Officer
Orion Energy Systems
(920) 892-5454
Orion Energy Systems Inc. announces fiscal 2010 third quarter results
Company exceeds revenue and EPS guidance
MANITOWOC, Wis. — Feb. 2, 2010 — Orion Energy Systems Inc. (Nasdaq: OESX), a power technology enterprise that designs, manufactures and deploys energy management solutions for the commercial and industrial sectors, today announced financial results for its fiscal 2010 third quarter ended December 31, 2009.
For its third quarter of fiscal 2010, Orion reported revenues of $19.3 million and net income of $0.8 million, or $0.04 per share.
Total bookings for the quarter were $21.4 million, including $3.4 million in financing deals of which $1.7 million were Orion Virtual Power Plant™ (OVPP) supply agreements and $1.7 million were solar technology power purchase agreements. Orion defines bookings as customer purchase orders received during the quarter, including both purchase orders payable in cash and for OVPP supply deliveries over the life of the OVPP contracts and solar power purchase agreements.
Since December 2001, Orion’s technology has benefitted its customers and the environment by reducing its customers’:
•	Energy demand by 504,324 kilowatts, or 10.1 billion kilowatt-hours;

•	Energy costs by more than $782 million; and

•	Indirect carbon dioxide emission by more than 6.75 million tons.
Orion’s energy management solutions have displaced 500 megawatts of capacity since 2001, which is equivalent to the amount of electricity produced by a traditional, fossil-fuel power plant. This milestone further validates the Company’s position as a leader in delivering permanent distributed load reduction.
Neal Verfuerth, Chairman and Chief Executive Officer of Orion Energy Systems commented, “We are pleased to report results for the third quarter that exceeded our revenue and earnings per share guidance, while also generating positive operating cash flow within the quarter. Revenues were driven in large part by increased order volume on the wholesale side of our business, where we continued to see sizable deals close as a result of our ongoing investments in this channel. We also experienced the addition of several new national accounts as commercial and industrial companies continue to view energy efficiency and sustainability as a key long-term priority.”
Mr. Verfuerth continued, “We have made great strides in expanding our product offering, which now includes electricity generation through our renewable offering, as well as permanent distributed load reduction from our integrated lighting solution. In addition, we have further enhanced our manufacturing capabilities and go-to market strategy, which we are now replicating across our wholesale channel to further broaden Orion’s geographical presence. As a result, Orion now has the people, assets, and strategies in place to truly capitalize on the opportunity both above and below the roof of our current and potential customers.”
Key Business Highlights
•	Increased the number of facilities retrofitted with Orion’s Compact Modular high-intensity fluorescent technology to 5,374, representing 850 million square feet as of the end of the third quarter of fiscal 2010.

•	Total deployments of the InteLite® wireless controls increased to 244 customer locations, 22,374 transceivers and 319 control panels, representing 10.1 million square feet as of the end of the third quarter of fiscal 2010.

•	Total Apollo® solar light pipes installed increased to 4,774 total installed units, representing 2.1 million square feet as of the end of the third quarter of fiscal 2010.
Fiscal 2010 Fourth Quarter Outlook
Fourth quarter fiscal 2010 revenues are anticipated to be between $18 million and $21 million. Earnings per share for the fourth quarter of fiscal 2010 are estimated to be between a loss of $(0.01) and earnings of $0.04 per diluted share.
Conference Call
Orion will host a conference call on Tuesday, Feb. 2, 2010 at 5:30 p.m. Eastern (4:30 p.m. Central/2:30 p.m. Pacific) to discuss details regarding its third quarter fiscal 2010 performance. Domestic callers may access the earnings conference call by dialing 800-289-0508 (International callers, dial 913-312-0672). Investors and other interested parties may also go to the Investor Relations section of Orion’s Web site at http://investor.oriones.com/events.cfm for a live webcast of the conference call. To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the webcast.

About Orion Energy Systems
Orion Energy Systems Inc. (Nasdaq: OESX) is a leading power technology enterprise that designs, manufactures and deploys energy management systems, consisting primarily of high-performance, energy efficient lighting systems and controls and related services, for commercial and industrial customers without compromising their quantity or quality of light.
Safe Harbor Statement
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) further deterioration of market condition, including customer capital expenditure budgets; (ii) Orion’s ability to compete in a highly competitive market and its ability to respond successfully to market competition; (iii) increasing duration of customer sales cycles; (iv) the market acceptance of Orion’s products and services, including the Orion Virtual Power Plant; (v) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture Orion’s products; (vi) loss of one or more key customers or suppliers, including key contacts at such customers; (vii) a reduction in the price of electricity; (viii) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (ix) increased competition from government subsidies and utility incentive programs; (x) dependence on customers’ capital budgets for sales of products and services; (xi) Orion’s development of, and participation in, new product and technology offerings or applications; (xii) legal proceedings, including the securities litigation pending against Orion; and (xiii) potential warranty claims. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and Orion undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oriones.com in the Investor Relations section of our Web site.

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(in thousands, except share and per share amounts)
Condensed Consolidated Statements of Operations
for the Three and Nine Months ended December 31, 2008 and 2009
(unaudited)

	Three months ended		Nine months ended
	December 31,		December 31,
	2008	2009	2008	2009
Revenue	$22,375	$19,295	$57,241	$46,542
Cost of revenue	14,955	12,201	38,289	31,182

Gross profit	7,420	7,094	18,952	15,360
Operating expenses:
General and administrative	2,438	3,051	7,946	9,357
Sales and marketing	2,741	3,063	8,164	9,176
Research and development	347	404	1,138	1,315

Total operating expenses	5,526	6,518	17,248	19,848

Income (loss) from operations	1,894	576	1,704	(4,488)
Other income (expense):
Interest expense	(33)	(67)	(141)	(197)
Dividend and interest income	325	49	1,492	248

Total other income (expense)	292	(18)	1,351	51

Income (loss) before income tax	2,186	558	3,055	(4,437)
Income tax expense (benefit)	1,032	(249)	1,414	(1,072)

Net income (loss)	$1,154	$807	$1,641	$(3,365)

Basic net income (loss) per share attributable to common shareholders	$0.05	$0.04	$0.06	$(0.15)
Weighted-average common shares outstanding	25,203,827	21,792,175	26,398,338	21,709,799
Diluted net income (loss) per share attributable to common shareholders	$0.04	$0.04	$0.06	$(0.15)
Weighted-average common shares and share equivalents outstanding	26,414,750	22,567,575	28,710,765	21,709,799
Supplemental information:
FAS 123R compensation expense
Cost of revenue	$68	$51	$198	$163
General and administrative	121	135	546	400
Sales and marketing	157	205	428	472
Research and development	12	10	32	29

Total	$358	$401	$1,204	$1,064

Condensed Consolidated Balance Sheets
As of March 31, 2009 and December 31, 2009 (unaudited)

	March 31, 2009	December 31, 2009
Cash and cash equivalents	$36,163	$31,936
Short term investments	6,490	1,000
Accounts receivable	11,572	13,397
Inventories	20,232	24,517
Current assets	78,374	73,354
Property and equipment, net	22,999	30,732
Total assets	103,722	107,495
Accounts payable	7,817	13,010
Current liabilities	10,947	16,452
Long term debt	3,647	3,372
Total shareholders’ equity	88,695	87,097
Condensed Consolidated Statements of Cash Flows
For the Nine Months ended December 31, 2008 and 2009
(unaudited)

	Nine months ended December 31,
	2008	2009
Cash used in operating activities	$(468)	$(175)
Cash used in investing activities	(33,491)	(4,254)
Cash provided by (used in) financing activities	(20,178)	202

Net (decrease) in cash and cash equivalents	$(54,137)	$(4,227)